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Exhibit 32.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Telex Communications Intermediate Holdings, LLC and Telex Communications, Inc. (collectively, the "Company") on Form 10-Q for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Periodic Report"), Raymond V. Malpocher, as Chief Executive Officer of the Company, and Gregory W. Richter, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Periodic Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2006.


/s/ Raymond V. Malpocher
-------------------------------------
Raymond V. Malpocher
President and Chief Executive Officer
Dated: August 8, 2006


/s/ Gregory W. Richter
-------------------------------------
Gregory W. Richter
Vice President and Chief Financial
Officer
Dated: August 8, 2006